UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2008
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32883 (Commission File Number)	13-4088127 (IRS Employer Identification No.)

5677 Airline Road, Arlington, Tennessee (Address of Principal Executive Offices)	38002 (Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 3, 2008, Wright Medical Group, Inc. issued a press release announcing its consolidated financial results for the quarter ended September 30, 2008. A copy of the press release is furnished as Exhibit 99 to this report.
The attached press release includes the following non-GAAP measures: operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; and effective tax rate, as adjusted.
These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
For our internal budgeting and resource allocation process, our management uses financial information that does not include (a) restructuring charges, (b) non-cash stock-based compensation expenses, (c) non-cash inventory step-up amortization, (d) costs associated with the U.S. Department of Justice (DOJ) inquiry, (e) charges associated with an unfavorable appellate court decision, (f) acquired in-process research and development charges and (g) the income tax effects of the foregoing. We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our core operational performance and give us a better understanding of how we should invest in research and development activities and how we should allocate resources to both ongoing and prospective business initiatives. We use these measures to help make budgeting and spending decisions, for example, as between product development expenses and research and development, sales and marketing and general and administrative expenses. Additionally, management is evaluated on the basis of these non-GAAP financial measures when determining achievement of their incentive performance compensation targets. Further, these non-GAAP financial measures facilitate management’s internal comparisons to both our historical operating results and to our competitors’ operating results.
As described above, we exclude the following items from one or more of our non-GAAP measures:
Restructuring charges. We exclude restructuring charges associated with the closure of our Toulon, France operations from our non-GAAP measures, primarily because they are not reflective of our ongoing operating results, and they are not used by management to assess the core profitability of our business operations. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.
Non-cash stock-based compensation expense. We exclude stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. We believe that it is useful to investors to understand the application of SFAS 123R and its impact on our operational performance, liquidity, and our ability to invest in R&D and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense, such expense is excluded from our non-GAAP results because it is not an expense that requires cash settlement and is not used by management to assess the core profitability of our business operations. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for greater transparency to certain line items in our financial statements. In addition, excluding this item from our non-GAAP results facilitates comparisons to our competitors’ operating results.
Non-cash inventory step-up amortization. We exclude inventory step-up amortization associated with our recent acquisitions from our non-GAAP measures, primarily because they are not reflective of our ongoing operating results, and they are not used by management to assess the core profitability of our business operations. Additionally, because these are non-cash expenses, they do not impact our operational performance, liquidity, or our ability to invest in R&D and fund acquisitions and capital expenditures. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.
Costs associated with the DOJ inquiry. During 2008, we recognized costs associated with the DOJ inquiry. Those costs resulted primarily from legal fees incurred as we respond to the subpoena received from the DOJ in December 2007. We excluded those costs from our non-GAAP results because such costs are not used by management to assess the core profitability of our business operations. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.
Charges associated with an unfavorable appellate court decision. During the second quarter of 2008, we recognized charges associated with a legal dispute with a former consultant. Those charges resulted from an appellate court ruling that was both significant and not part of our on-going business. We excluded those costs from our non-GAAP results because such costs are not used by management to assess the core profitability of our business operations. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.
Acquired in-process research and development charges. During the second quarter of 2008, we recognized non-cash charges associated with acquired in-process research and development (IPRD) related to our acquisition of Inbone Technologies, Inc. IPRD relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed. We excluded those costs from our non-GAAP results, primarily because they are not reflective of our ongoing operating results, and they are not used by management to assess the core profitability of our business operations. Additionally, because these are non-cash expenses, they do not impact our operational performance, liquidity, or our ability to invest in R&D and fund acquisitions and capital expenditures. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.
Income tax effects of the foregoing. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of net income, as adjusted.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures, and that is why we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.
We further believe that where the adjustments used in calculating net income, as adjusted, and net income, as adjusted, per diluted share are based on specific, identified amounts that impact different line items in the Condensed Consolidated Statements of Operations (including operating income and net income), that it is useful to investors to understand how these specific line items in the Condensed Consolidated Statements of Operations are affected by these adjustments for the following reasons:

Operating income. Excluding non-cash stock-based compensation expense, acquired IPRD, and inventory step-up amortization from the calculation of operating income assists investors in evaluating period-over-period changes without giving effect to these charges which are non-cash in nature, in order to evaluate the results of the underlying operating activities for the periods presented. Excluding restructuring charges, the costs associated with the DOJ inquiry, and the charges associated with the unfavorable appellate court decision from the calculation of operating income assists investors in evaluating period-over-period changes in this measure without giving effect to transactions which do not relate to the performance of our ongoing operations.
Net Income. Excluding non-cash stock-based compensation expense, acquired IPRD, and inventory step-up amortization from the calculation of net income assists investors in evaluating period-over-period changes without giving effect to these charges which are non-cash in nature, in order to evaluate the results of the underlying operating activities for the periods presented. Excluding restructuring charges, the costs associated with the DOJ inquiry, and the charges associated with an unfavorable appellate court decision from the calculation of net income assists investors in evaluating period-over-period changes in this measure without giving effect to transactions which do not relate to the performance of our ongoing operations.
Effective Tax Rate. Excluding the income tax effect of the non-GAAP, pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and our effective tax rate related to our ongoing operations.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 31, 2008, James T. Treace notified the board of directors that he will retire from the board of directors on December 31, 2008. The decision of Mr. Treace not to stand for reelection as a director was not the result of a disagreement with us on any matter relating to our operations, policies, or practices.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description

99	Press release issued by Wright Medical Group, Inc. on November 3, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 3, 2008

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99	Press release issued by Wright Medical Group, Inc. on November 3, 2008.